                                                                   Exhibit 4.1.8


--------------------------------------------------------------------------------
                           FIFTH AMENDMENT AND CONSENT
               TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
--------------------------------------------------------------------------------

         This Fifth Amendment and Consent to Amended and Restated Revolving Credit Agreement (this "FIFTH AMENDMENT") is made and entered into as of May 14, 1999, by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("SAINT LOUIS BREAD"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP MIDWEST", and, collectively with ABP and Saint Louis Bread, the "BORROWERS"), and BANKBOSTON, N.A., a national banking association ("BKB") and the other lending institutions listed on SCHEDULE 1 hereto (collectively with BKB, the "BANKS"), and BANKBOSTON, N.A. as agent for the Banks (in such capacity, the "AGENT"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of February 13, 1998 (as amended by the First Amendment to Amended and Restated Revolving Credit Agreement dated as of June 30, 1998, the Second Amendment and Waiver to Amended and Restated Revolving Credit Agreement dated as of October 14, 1998, the Third Amendment and Waiver to Amended and Restated Revolving Credit Agreement dated as of January 20, 1999, the Fourth Amendment and Waiver to Amended and Restated Revolving Credit Agreement dated as of March 25, 1999 and as further amended and in effect from time to time, the "CREDIT AGREEMENT") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, immediately prior to the effectiveness of this Fifth Amendment, the BKB has accepted an assignment of the entire interest of USTrust under the Credit Agreement pursuant to that certain Assignment and Acceptance (the "Assignment") of even date herewith, by and among BKB, USTrust, the Borrowers, and the Agent;

         WHEREAS, simultaneously with the effectiveness of this Fifth Amendment the Borrowers are closing a transaction (the "Sale") to sell the part of their business generally known as Au Bon Pain (the "Sale"); and

         WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Fifth Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) by deleting the definition of "ABP" in its entirety and hereby replacing it with the following definition:

          ABP. Au Bon Pain Co., Inc., a Delaware corporation, PROVIDED that the name of such corporation may change to Panera Bread Company.

         (b) by deleting the definition of "Applicable Margin" in its entirety and hereby replacing it with the following definition:

          APPLICABLE MARGIN. The Applicable Margin for Base Rate Loans shall be the percentage 0.75%. The Applicable Margin for Eurodollar Loans shall be the percentage 2.25%.

         (c) by deleting the definition of "Banks" in its entirety and hereby replacing it with the following definition:

          BANKS. BankBoston and the other lending institutions listed on
          SCHEDULE 1 hereto, any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 17 and any other permitted successors or assigns.

         (d) by deleting the definition of "Borrowers" in its entirety and hereby replacing it with the following definition:

          BORROWERS. Au Bon Pain Co., Inc., a Delaware corporation, provided that the name of such corporation may change to Panera Bread Company, Saint Louis Bread Company, Inc., a Delaware corporation, and ABP Midwest Manufacturing Co., Inc., a Delaware corporation, collectively, and if the context requires, individually.

         (e) by deleting the definition of "Consolidated EBITDA" in its entirety and hereby replacing it with the following definition:

          CONSOLIDATED EBITDA. For any specified period, the sum of (a) Consolidated Net Income for such period, PLUS (b) to the extent deducted from the calculation of Consolidated Net Income, income tax expenditures for such period, PLUS (c) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Total Interest Expense for such period, PLUS (d) to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of depreciation and amortization for such period, PLUS (e) to the extent deducted in the calculation of Consolidated Net Income for such period, other extraordinary nonrecurring non-cash charges, in each case determined on a consolidated basis for the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles.

         (f) by deleting the definition of "Consolidated Net Income (or Deficit)" in its entirety and hereby replacing it with the following definition:

          CONSOLIDATED NET INCOME (OR DEFICIT). For any specified period, the net income (or deficit) (after taxes) of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all extraordinary nonrecurring non-cash items of income, all extraordinary nonrecurring non-cash items of expense, and all inter-company items.

         (g) by deleting from the definition of "Maturity Date" the date "December 31, 1999" and replacing it with "December 31, 2000".

         SECTION 2. AMENDMENT TO SECTION 2 OF THE CREDIT AGREEMENT. Section 3 of the Credit Agreement is hereby amended as follows:

         (a) Section 2.2 of the Credit Agreement is hereby amended by deleting the text "at the per annum rate of 0.375%" in the first sentence thereof and replacing it with the text "at the per annum rate of 0.5%"

         (b) Section 2.5 of the Credit Agreement is hereby amended by deleting the text of clause (a) in the first sentence thereof in its entirety and replacing it with the following:

          (a) on the same day of the proposed Drawdown Date of any Base Rate Loan and

          (c) Section 2.8 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

          The Borrowers shall give the Agent notice of any proposed repayment of Revolving Credit Loans, no later than 11:00 a.m. (Boston time) (a) on the date of any proposed repayment of Base Rate Loans and (b) at least three (3) Eurodollar Business Days' notice of any proposed repayment of Eurodollar Rate Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing.

          SECTION 3. AMENDMENT TO SECTION 3 OF THE CREDIT AGREEMENT. Section 3 of the Credit Agreement is hereby amended as follows:

         (a) Section 3.1(a) of the Credit Agreement is hereby amended by deleting the text of clause (x) in its entirety and replacing it with the following:

          (x) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $3,000,000 at any one time and

         (b) Section 3.6 of the Credit Agreement is hereby amended by deleting the text "in advance" after "The Borrowers shall pay" in the first sentence thereof and replacing it with "quarterly in arrears"

         (c) Section 3.6 of the Credit Agreement is hereby amended by deleting in its entirety the text of clause (i) in the first sentence thereof and replacing it with the following:

          (i) 2.25% per annum of the Maximum Drawing Amount of each Letter of Credit, or

          SECTION 4. AMENDMENT TO SECTION 4 OF THE CREDIT AGREEMENT. Section
4.11 of the Credit Agreement is hereby amended by deleting the text of Section
4.11 in its entirety and replacing it with the following:

               SECTION 4.11. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum equal to two percent (2.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         SECTION 5. AMENDMENT TO SECTION 6 OF THE CREDIT AGREEMENT. Section 6.18 of the Credit Agreement is hereby amended by deleting the date "December 13, 1994" and replacing it with "December 22, 1998".

         SECTION 6. AMENDMENT TO SECTION 7 OF THE CREDIT AGREEMENT. Section 7 of the Credit Agreement is hereby amended as follows:

         (a) Section 7.1(g) of the Credit Agreement is hereby amended by replacing ";" at the end of such clause with "; and";

         (b) Section 7.1(h) of the Credit Agreement is hereby amended by replacing ";" at the end of such clause with ".";

         (c) Sections 7.1(i), 7.1(j) and 7.1(k) of the Credit Agreement are hereby amended by deleting the text of such clauses in their entirety;

         (d) Section 7.3(iv) is hereby amended by deleting the text of such clause in its entirety and replacing it with the following:

          (iv) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 7.1(f);

         (e) Section 7.3(viii) is hereby amended by deleting the text of such clause in its entirety and replacing it with the following:

         (viii) [Intentionally omitted];

         (f) Section 7.3(ix) is hereby amended by deleting the text of such clause in its entirety and replacing it with the following:

         (ix) liens in respect of purchase money indebtedness permitted under
         Section 7.1(h); and

         (g) Section 7.4(b) of the Credit Agreement is hereby amended by replacing ";" at the end of such clause with "; and";

         (h) Section 7.4(c) of the Credit Agreement is hereby amended by replacing ";" at the end of such clause with ".";

         (i) Sections 7.4(d) and 7.4(e) of the Credit Agreement are hereby amended by deleting the text of such clauses in their entirety; and

         (j) Section 7.11 of the Credit Agreement is hereby amended by deleting the text of Section 7.11 in its entirety.

         SECTION 7. AMENDMENT TO SECTION 8 OF THE CREDIT AGREEMENT. Section 8 of the Credit Agreement is hereby amended as follows:
                  --------- -- -- -- --- ------ ---------

         (a) Section 8.1 of the Credit Agreement is hereby amended by deleting the text of Section 8.1 in its entirety and replacing it with the following:

                Section 8.1. MINIMUM ALLOWABLE CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA calculated for each fiscal quarter ending on a date set forth below to be less than the amount set forth opposite such date in the table below:

               ----------------------------------------------------------------
                       FISCAL QUARTER                       CONSOLIDATED
                           ENDING                              EBITDA
               ----------------------------------------------------------------
                         10/02/1999                          $1,500,000
               ----------------------------------------------------------------
                         12/27/1999                          $2,500,000
               ----------------------------------------------------------------
                          4/05/2000                          $2,500,000
               ----------------------------------------------------------------
                          7/01/2000                          $2,000,000
               ----------------------------------------------------------------
                          9/30/2000                          $2,000,000
               ----------------------------------------------------------------
                         12/23/2000                          $3,000,000
               ----------------------------------------------------------------

         (b) Section 8.2 of the Credit Agreement is hereby amended by deleting the text of Section 8.2 in its entirety and replacing it with the following:

               Section 8.2. MAXIMUM CAPITAL EXPENDITURES. The Borrowers will not permit Consolidated Capital Expenditures to exceed $25,000,000 for any period consisting of four (4) consecutive fiscal quarters of the Borrowers ending on or after October 2, 1999.

         (c) Sections 8.3 and 8.4 of the Credit Agreement are hereby amended by deleting the text of Sections 8.3 and 8.4 in their entirety.

         SECTION 8. AMENDMENT TO SECTION 11 OF THE CREDIT AGREEMENT. Section 11 of the Credit Agreement is hereby amended by deleting clause (k) in its entirety and replacing it with the following:

         (k) [Intentionally omitted];

         SECTION 9. AMENDMENT TO SECTION 17 OF THE CREDIT AGREEMENT. Section 17 of the Credit Agreement is hereby amended by deleting the last sentence of
Section 17 in its entirety and replacing it with the following:

         Each Bank shall have the right to assign or transfer at any time its rights and benefits and obligations or any portion thereof under this Credit Agreement or any other Loan Document with the prior written consent of the Borrowers (unless a Default or Event of Default shall occur and be then continuing or unless such Bank is required to do so under applicable laws in which case the prior written consent of the Borrowers will not be required) and the Agent. Assignments or transfers of commitment obligations of a Bank which require the consent of the Borrowers shall be in integral multiples of $5,000,000.

         SECTION 10. AMENDMENT TO SCHEDULE 1.1(a) OF THE CREDIT AGREEMENT.
SCHEDULE 1.1(a) of the Credit Agreement is hereby amended by deleting SCHEDULE 1.1(a) in its entirety and replacing it with SCHEDULE 1.1(a) attached hereto.

         SECTION 11. CONSENT. Notwithstanding anything to the contrary set forth in Section 7.6, Section 7.7 or Section 7.9 of the Credit Agreement, ABP may transfer substantially all of the operating assets, store leases, contracts and liabilities associated with ABP's bakery cafe food service business concept generally known as Au Bon Pain (but in any event excluding the capital stock of Saint Louis Bread) to its wholly-owned subsidiaries, ABP Holdings, Inc. and ABP Equipment, Inc. and ABP Equipment, Inc. may merge into ABP Holdings, Inc. immediately prior to the sale of the common stock of ABP Holdings, Inc. to ABP Corporation, a Delaware corporation controlled by Bruckman, Rosser, Sherill & Co., Inc., a private equity investment firm based in New York, pursuant to the terms of a Stock Purchase Agreement dated August 12, 1998 and amended on October 28, 1998, by and among ABP, ABP Holdings,
Inc. and ABP Corporation and may sell the common stock of ABP Holdings, Inc.
to ABP Corporation as provided in such Stock Purchase Agreement for a purchase price equal to $73,000,000 as adjusted as provided therein; PROVIDED that the proceeds of the sale of such common stock (net of any costs and expenses payable by the Borrowers in connection with such sale and the principal amounts of any indebtedness secured by such assets and required to be repaid in connection with such sale) shall be applied by the Borrowers to repay the outstanding principal amount of the Revolving Credit Loans and any and all amounts due under the terms of this Fifth Amendment before such proceeds are used to pay any Subordinated Debt.

         SECTION 12. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in ss.5 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this Fifth Amendment or the Credit Agreement and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred and is continuing under the Credit Agreement after giving effect to this Fifth Amendment.

         SECTION 13. PAYMENT OF 4.75% SUBORDINATED CONVERTIBLE NOTES. No Bank shall have any obligation to make any Revolving Credit Loan and the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations for all Letters of Credit issued after the date hereof shall not exceed $500,000 unless and until the prior payment in full or other satisfaction of all amounts owing under the 4.75% Subordinated Convertible Notes and the Agent has received evidence in form and substance satisfactory to the Agent that the obligations of the Borrowers under such 4.75% Subordinated Convertible Notes have been terminated.

         SECTION 14. TRANSITIONAL ARRANGEMENTS. All commitment and other fees which accrued prior to the date hereof under the Credit Agreement but which remain unpaid on the date hereof shall be calculated as of the date hereof (PRO RATED in the case of any fractional periods) and paid by the Borrowers hereunder in accordance with the method and on the dates specified in the Credit Agreement and shall be allocated PRO RATA between USTrust and BKB in accordance with their respective "Commitment Percentages", as defined in the Credit Agreement as in effect immediately prior to the effectiveness of the Assignment. All interest on Revolving Credit Loans which accrued prior to the date hereof under the Credit Agreement will be calculated and paid on the date hereof and shall be allocated PRO RATA between USTrust and BKB in accordance with their respective "Commitment Percentages", as defined in the Credit Agreement as in effect immediately prior to the effectiveness of the Assignment.

         SECTION 15. CHANGE OF NAME. The Borrowers shall deliver to the Agent certified copies of any documents filed with or received from the State of Delaware related to a change of any Borrower's name.

         SECTION 16. EFFECTIVENESS. The effectiveness of this Fifth Amendment shall be subject to the satisfaction of the following conditions precedent:

                  Section 16.1 LOAN DOCUMENTS. This Fifth Amendment shall have been duly executed and delivered to the Agent by each of the parties to the Credit Agreement.

                  Section 16.2. NO DEFAULT. No Default or Event of Default has occurred and is continuing under the Credit Agreement immediately after giving effect to this Fifth Amendment.

                  Section 16.3. PAYMENT OF FEES. The Borrowers shall have paid to the Agent any and all fees payable in connection with the transactions contemplated by this Fifth Amendment.

                  Section 16.4. IMPERIO TERM LOAN AGREEMENT. All amounts owing to USTrust in connection with the Assignment and Release dated as of May 13, 1999 by USTrust to ABP Holdings, Inc and ABP shall have been paid in full and all obligations of USTrust under the Imperio Term Loan Agreement shall have been extinguished.

                  Section 16.5. USTRUST ISSUED LETTERS OF CREDIT. The Agent shall have received evidence satisfactory to USTrust and the Agent that all letters of credit issued by USTrust have either been returned or the beneficiaries to such letters of credit will not submit drafts thereon.

                  Section 16.6. APPLICATION OF PROCEEDS FROM SALE. The Agent shall have received (a) payoff letters from all other lenders being paid on the date hereof, indicating the amount of the debt obligations of the Borrowers to be discharged on the date hereof and an acknowledgement by such exiting lenders that upon receipt of such funds the Borrowers will be released from any and all obligations due to such exiting lenders; and (b) a memorandum from the Borrowers outlining the flow of funds received as proceeds from the Sale.

         SECTION 17. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Fifth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SECTION 18. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

         SECTION 19. COUNTERPARTS. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SECTION 20. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as a document under seal as of the date first above written.

                                AU BON PAIN CO., INC.


                                By:    /s/ Ronald M. Shaich
                                       -----------------------------------------
                                       Name:  Ronald M. Shaich
                                       Title:  Chairman/Chief Executive Officer


                                SAINT LOUIS BREAD COMPANY, INC.


                                By:    /s/ Ronald M. Shaich
                                       -----------------------------------------
                                       Name:  Ronald M. Shaich
                                       Title:  Chairman/Chief Executive Officer


                                ABP MIDWEST MANUFACTURING CO., INC.


                                By:    /s/ Ronald M. Shaich
                                       -----------------------------------------
                                       Name:  Ronald M. Shaich
                                       Title:  Chairman/Chief Executive Officer


                                BANKBOSTON, N.A.
                                   INDIVIDUALLY AND AS AGENT


                                By:    /s/  Thomas P. Tansi
                                       -----------------------------------------
                                       Name:  Thomas P. Tansi
                                       Title:  Vice President

                                                                SCHEDULE 1.1(a)

                          REVOLVING CREDIT COMMITMENTS

--------------------------------------------------------------------------------
                                                                   COMMITMENT
LENDER                                          COMMITMENT         PERCENTAGE
--------------------------------------------------------------------------------
BANKBOSTON, N.A.                              $10,000,000.00          100%
   100 Federal Street
   Boston, Massachusetts 02110
   Telefax Number: (617) 434-4426
   Telex: 940581
   Answerback: BOSTONBK BSN
   Attention:     Thomas P. Tansi, 01-09-05
--------------------------------------------------------------------------------